Exhibit No. 99.(a)(14)

HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority granted in Article FIFTH of the charter of the Corporation (the “Charter”) and pursuant to Sections 2-105 and 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting duly convened and held, has reclassified and designated the Corporation’s authorized but unissued shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), effective upon filing of these Articles Supplementary, into the classes and sub-classes listed in paragraph THIRD below.

SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of seven billion, five hundred million (7,500,000,000) shares of Common Stock which the Corporation is authorized to issue (the “Common Stock”), par value of $0.001 per share (aggregate par value $7,500,000), were classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares
International Equity Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000
Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	400,000,000
Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
Investor Sub-Class	400,000,000
International Small Companies Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

Institutional Emerging Markets Portfolio
Class I Sub-Class	500,000,000
Class II Sub-Class	400,000,000
Frontier Emerging Markets Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000
International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	500,000,000
Investor Sub-Class	400,000,000
Global Equity Research Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000

THIRD: Immediately subsequent to the filing of these Articles Supplementary, the total seven billion, five hundred million (7,500,000,000) shares of Common Stock which the Corporation is authorized to issue, par value of $0.001 per share (aggregate par value $7,500,000), are classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares
International Equity Portfolio
Institutional Sub-Class	500,000,000
Investor Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000
Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000

Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
Investor Sub-Class	400,000,000
International Small Companies Portfolio
Institutional Sub-Class	400,000,000
Investor Sub-Class	400,000,000
Institutional Emerging Markets Portfolio
Class I Sub-Class	500,000,000
Class II Sub-Class	400,000,000
Frontier Emerging Markets Portfolio
Institutional Class I Sub-Class	400,000,000
Institutional Class II Sub-Class	200,000,000
Investor Sub-Class	400,000,000
International Equity Research Portfolio
Institutional Sub-Class	300,000,000
Investor Sub-Class	300,000,000
Institutional Class Z Sub-Class	200,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	300,000,000
Investor Sub-Class	200,000,000
Global Equity Research Portfolio
Institutional Sub-Class	300,000,000
Investor Sub-Class	200,000,000

FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the class and sub-classes of shares of Common Stock designated and classified pursuant to these Articles Supplementary shall be as set forth in the Charter and shall be subject to all provisions of the Charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of the Charter. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 24th day of February, 2017.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Brian Simon	By:	/s/ Richard T. Reiter
Brian Simon Assistant Secretary		Richard T. Reiter President